SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934
                                 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Paragraph 240.14a-11(c) or
       Paragraph 240.14a-12

                                TRIANGLE PACIFIC CORP.
                   (Name of Registrant as Specified In Its Charter)

                                TRIANGLE PACIFIC CORP.
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
       and 0-11.
       1)   Title of each class of securities to which transaction applies:
            ---------------------------------------------------------------
       2)   Aggregate number of securities to which transaction applies:
            ---------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 ( Set forth the amount on which the filing fee is calculated and state how it was determined.):
            ---------------------------------------------------------------
       4)   Proposed maximum aggregate value of transaction:
            ---------------------------------------------------------------
       5)   Total fee paid:
            ---------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
            ---------------------------------------------------------------
       2)   Form, Schedule or Registration Statement No.:
            ---------------------------------------------------------------
       3)   Filing Party:
            ---------------------------------------------------------------
       4)   Date Filed:
            ---------------------------------------------------------------

                                 TRIANGLE PACIFIC CORP.
                                  16803 Dallas Parkway
                                  Dallas, Texas  75248

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               To Be Held On May 5, 1998

To the Shareholders of
  Triangle Pacific Corp.:

     The annual meeting of shareholders of Triangle Pacific Corp., a Delaware corporation (the "Company"), will be held on Tuesday, May 5, 1998, at 9:00 a.m., local time, at the Company's offices, 16803 Dallas Parkway, Dallas, Texas, for the following purposes:

          1. To elect three directors, comprising the members of the class of directors designated as Class II and whose term expires at the annual meeting, for a three-year term expiring in 2001;

          2. To approve the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 1, 1999; and

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

     A record of the Company's activities during 1997 and financial statements for the fiscal year ended January 2, 1998 are contained in the Company's 1997 Annual Report to shareholders and in the Company's Form 10-K filed with the Securities and Exchange Commission. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

     All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy card in the postage-paid envelope provided. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on any or all matters submitted at the meeting.

                                        By Order of the Board of Directors

                                                  Paul L. Barrett
                                                     Secretary


Dallas, Texas
April 2, 1998

                                 TRIANGLE PACIFIC CORP.
                                  16803 Dallas Parkway
                                  Dallas, Texas  75248

                                    PROXY STATEMENT
                             For Annual Meeting of Shareholders
                                 To Be Held on May 5, 1998


                                         GENERAL

     This proxy statement is furnished to shareholders of Triangle Pacific Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy card is April 2, 1998.

Proxy Cards

     The enclosed proxy card serves to appoint proxies for record holders of the common stock, par value $.01 per share (the "Common Stock") of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted (i) for election of the directors named in the proxy, (ii) for approval of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 1, 1999, and (iii) in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the meeting. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

Voting Procedures and Tabulation

     The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

     The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director, (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to approve the appointment of the independent auditors, and (iii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each other proposal. The treatment and effect of abstentions and broker non-votes under Delaware law and the Company's Certificate of Incorporation and Bylaws are described in the following paragraphs.

     An abstention or broker non-vote with respect to the election of directors will have no effect on the voting on such matter, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

     The Company's Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting. The shares represented by a broker non-vote (or other limited proxy) will not be entitled to be voted on any proposal at the meeting and therefore will not be considered part of the voting power present with respect to such proposal. Thus, the effect of such non-votes with respect to each proposal (other than the election of directors) will be to reduce the number of votes required to block approval of such proposal. Abstentions with respect to such proposal will effectively count as a vote against such proposal.

                               VOTING SECURITIES

     The only outstanding voting security of the Company is its Common Stock. Only holders of record of Common Stock at the close of business on March 23, 1998, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 14,749,845 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                              ELECTION OF DIRECTORS

     The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, designated Class I, Class II and Class III, with approximately one-third of the directors constituting each class. Directors serve for staggered terms of three years each. The Class II directors, whose term expires at the 1998 annual meeting, are David R. Henkel, Karen Gordon Mills and Carson R. McKissick. The Board of Directors has nominated Mrs. Mills and Messrs. Henkel and McKissick for re-election as directors of the Company, each to serve a three-year term expiring at the 2001 Annual Meeting.

     The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. The Board recommends that shareholders vote FOR the election of its nominees for director.

     Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 1998 annual meeting, is presented below.



                                CLASS I DIRECTORS

Floyd F. Sherman,
age 58, director since 1982     Mr. Sherman has served as Chairman of the
                                Board and Chief Executive Officer since July
                                1992. Prior to November 1994, he served as President of the Company since 1981. Prior to 1981, he served as Executive Vice President of the Company. He has been an employee of the Company since 1973.

M. Joseph McHugh,
age 60, director since 1986     Mr. McHugh has served as President and Chief
                                Operating Officer of the Company since
                                November 1994. Prior thereto, he served as Senior Executive Vice President and Treasurer of the Company since 1981. Prior to 1981, he served as Executive Vice President of the Company. He has been an employee of the Company since 1976. Mr. McHugh is also a director of Pillowtex Corporation. Pillowtex
                                Corporation manufactures and markets textile furnishings for the bedroom and bathroom.

Bruce A. Karsh,
age 42, director since 1997     Mr. Karsh currently serves as President and
                                Principal of Oaktree Capital Management, LLC
                                ("Oaktree"), an investment management firm which he co-founded in April 1995. He also serves as a general partner of TCW Special
                                Credits ("Special Credits"), a general
                                partnership of which TCW Asset Management
                                Company ("TAMCO") is the managing general partner, since September 1988. Prior to the founding of Oaktree, he served as a Managing
                                Director of TAMCO and its affiliated entity
                                Trust Company of the West.  Oaktree and
                                Special Credits provide investment advice and asset management services, primarily to institutional investors. Mr. Karsh is a director of Furniture Brands International, the parent company of the Broyhill, Lane and Thomasville furniture companies and
                                Littelfuse, Inc., a manufacturer of fuses for electronic products and automobiles.

                               CLASS II DIRECTORS

David R. Henkel,
age 46, director since 1992     Mr. Henkel is a private investor.  From 1994
                                to 1997, he was with 7th Level, Inc., an interactive entertainment company; serving from 1995 to 1997 as Chief Operating Officer and from 1994 to 1995 as Executive Vice
                                President and Chief Financial Officer.  Mr.
                                Henkel had also been a director of 7th Level from 1993 to 1997. Prior thereto, Mr. Henkel had been Senior Vice President and Chief
                                Financial Officer of Value-Added
                                Communications, Inc., since April 1993.  From
                                April 1991 to April 1993, Mr. Henkel served as
                                Executive Vice President, Chief Financial
                                Officer and a director of Micrografx, Inc., a personal computer graphics software company.
                                Prior thereto, he was an audit partner at Arthur Andersen LLP.

Karen Gordon Mills,
age 44, director since 1988     Mrs. Mills has been President of MMP Group, a
                                management advisory company to leveraged buyouts and company owners, since January
                                1993. From December 1983 to January 1993, she was a Managing Director of E.S. Jacobs &
                                Company and Chief Operating Officer of its
                                Industrial Group. Prior thereto, Mrs. Mills had been a consultant with McKinsey & Co. and a product manager with General Foods Corp.
                                Mrs. Mills is also a director of Arrow
                                Electronics, Inc., Telex Communications Inc.
                                and The Scotts Company.

Carson R. McKissick,
age 65, director since 1993     Mr. McKissick has been Managing Director of
                                Corporate Development Company since 1992.
                                From 1992 to December 1996 he had been a Senior Advisor of Trust Company of the West, an investment management company. Mr.
                                McKissick is also a director of Alexander &
                                Baldwin, Inc. and Peregrine Real Estate Trust.



                               CLASS III DIRECTORS

B. William Bonnivier,
age 55, director since 1992     Mr. Bonnivier has been President, Chief
                                Executive Officer and a director of Chatham
                                Technologies, Inc. ("Chatham"), a company that he co-founded in August 1997. Chatham designs, manufacturers and markets custom, integrated electronic enclosures, primarily for the global telecommunications industry. Mr.
                                Bonnivier has been Vice Chairman and a
                                Director of Maxim Technologies, Inc., an environmental consulting firm since May 1995.
                                Prior thereto, he had been the Chairman and Chief Executive Officer of Princeton
                                Packaging, Inc. since March 1991. Prior thereto, Mr. Bonnivier was President, Chief
                                Operating Officer and a director of Snyder
                                General Corporation, a manufacturer of heating and air conditioning products.

Charles M. Hansen, Jr.,
age 57, director since 1992     Mr. Hansen has been President of Pillowtex
                                Corporation since 1974 and, in addition, became Chairman of the Board and Chief
                                Executive Officer of that company in December
                                1992. Pillowtex Corporation manufactures and markets textile furnishings for the bedroom and bathroom.

Jack L. McDonald,
age 64, director since 1992     Mr. McDonald has been Chairman of the Board
                                and Chief Executive Officer of New Millennium
                                Homes, L.L.C. since September 1997. Prior thereto, Mr. McDonald was a private investor and consultant for over five years. He also served as President and Chief Operating
                                Officer of Centex Corporation from 1978 until his retirement from Centex in 1985. Mr.
                                McDonald is a director of Bally's Grand, Inc.
                                and American Home Star Corp.


            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees

     During 1997, the Board of Directors held seven meetings. Each director of the Company attended at least 75% of the aggregate number of meetings of the full Board and of the Board committees on which he or she served in 1997, with the exception of Mr. Karsh.

     The Company has a standing Finance/Audit Committee and a standing Compensation Committee. The Company does not have a standing nominating committee. The members of the committees, number of meetings held by each committee in 1997 and a brief description of the functions performed by each committee are set forth below:

          Finance/Audit Committee (two meetings). The Finance/Audit Committee consists of four non-employee directors, Messrs. Bonnivier, Henkel (Chairman), Karsh and McDonald. This committee is primarily responsible for reviewing the quality of the financial reporting of the Company and the effectiveness of the audit of the Company's financial statements by its independent public accountants; reviewing the scope and results of such audits; reviewing the organization and scope of the Company's internal systems of accounting and financial control; and establishing the accounting standards and principles to be followed by the Company.

          Compensation Committee (two meetings). The Compensation Committee consists of four non-employee directors, Messrs. Hansen, McDonald (Chairman) and McKissick and Mrs. Mills. This committee approves the compensation of officers and makes awards under the Company's 1993 Long-Term Incentive Compensation Plan.

     Compensation Committee Interlocks and Insider Participation. Mr. McHugh, an executive officer of the Company, serves as a director of Pillowtex Corporation. As an outside director, Mr. McHugh participated in reviewing and approving target goals under Pillowtex Corporation's annual management incentive compensation plan. Mr. Hansen, a director of the Company and a member of the Company's Compensation Committee, is an executive officer and director of Pillowtex Corporation.

Compensation of Directors

     Fees. Directors who are not also employees of the Company receive an annual retainer of $30,000, or $35,000 in the event that the director is a committee chairman, for serving as such plus $1,000 per meeting attended for each meeting of the Finance/Audit Committee or the Compensation Committee not held in conjunction with a regularly scheduled quarterly meeting of the Board of Directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 23, 1998 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                           Common Stock Beneficially Owned (1)
                                           -----------------------------------
Name and Address of                               Number         Percent of
  Beneficial Owner                               of Shares          Class
-------------------                            -------------     -----------
The TCW Group, Inc. (through certain
affiliates which act as general partners
of limited partnerships, trustees of
certain trusts and investment managers
of third party accounts which hold shares
of Common Stock) (2)                              5,909,184          40.1%
   865 South Figueroa Street
   Los Angeles, California  90017

Hibridge Capital Corporation (3)                    804,146           5.5%
   Seven Mile Beach
   Grand Cayman, Cayman Islands
   British West Indies

United High Income Fund, Inc.
and United High Income Fund II, Inc.                788,286           5.3%
   6300 Lamar Avenue
   P. O. Box 29217
   Shawnee Mission, Kansas  66201-9217

BEA Associates                                      774,879           5.3%
   153 East 53rd Street
   One City Corp. Center
   New York, New York  10022

[FN]
----------
(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Certain information with respect to the beneficial ownership of any beneficial owner is based upon filings made by such beneficial owner with the Securities and Exchange Commission (the "SEC") and, unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to shares listed as beneficially owned by such beneficial owner.

(2) The TCW Group, Inc. ("TCW") and its affiliates may be deemed to be beneficial owners of all shares of Common Stock currently held by such limited partnerships, third party accounts and trusts for purposes of the reporting requirements of the Exchange Act. In the most recent Schedule 13D filed by TCW, TCW stated that the filing of the Schedule 13D shall not be construed as an admission that TCW or any of its affiliates is, for purposes of Section 13(d) or for any other purpose under the Exchange Act, the beneficial owner of any securities covered by the Schedule 13D. Oaktree and TCW affiliates provide investment advice and management
     services to entities that own 5,570,131	 of the shares of Common Stock
     included in the table. Oaktree may be deemed to be a beneficial owner of an additional 159,716 shares of Common Stock owned by a third party managed account for which Oaktree provides investment advisory and management services.

(3) Hibridge Capital Corporation may be deemed to beneficially own the number of shares of Common Stock shown opposite its name in the table by virtue of the ownership of certain warrants to purchase such shares which have exercise prices that range from $22.39 to $37.31 per share.

                          SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 23, 1998, the beneficial ownership of Common Stock by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing elsewhere in this proxy statement, and all directors and executive officers as a group.

                                           Common Stock Beneficially Owned (1)
                                           -----------------------------------
                                                  Number         Percent of
Name                                             of Shares          Class
----                                           --------------    -----------
Directors

B. William Bonnivier (2)                          13,000                 *
Charles M. Hansen, Jr. (2)                         8,000                 *
David R. Henkel (2)                               13,000                 *
Bruce A. Karsh (3)                               124,278                 *
Jack L. McDonald (2)                               8,000                 *
M. Joseph McHugh (4)                             176,831              1.2%
Carson R. McKissick (2)                            9,000                 *
Karen Gordon Mills (2)                            10,867                 *
Floyd F. Sherman (4)                             225,618              1.5%

Named Executive Officers (excluding
  any director named above)

Robert J. Symon (4)                              135,331                 *
Michael J. Kearins (4)                            91,102                 *
Charles A. Engle (4)                              66,862                 *

All directors and executive
  officers as a group (20 persons)             1,116,539              7.6%

*  less than 1%

[FN]
____________
(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any director or named executive officer has been furnished by such director or named executive officer and, unless otherwise indicated, each director or named executive officer has sole voting and investment power with respect to shares listed as beneficially owned by such director or named executive officer.

(2) The number of shares set forth above as being beneficially owned by Mrs. Mills and Messrs. Bonnivier, Hansen, Henkel, McKissick and McDonald include 8,000 shares issuable to each of such individuals upon exercise of stock options granted to them under the Company's Nonemployee Director Stock Option Plan.

(3) Does not include 5,729,847 shares (38.9%) of the outstanding Common Stock of which Oaktree or TCW and its affiliates may be deemed the beneficial owners, as further described in footnote (2) under "Security Ownership of Certain Beneficial Owners" above.

(4) The number of shares set forth above as being beneficially owned by Messrs. Sherman, McHugh, Symon, Kearins and Engle include 163,818, 107,618, 78,118, 59,776 and 48,391 shares, respectively, issuable to such individuals upon exercise of stock options held by them, as determined in accordance with Rule 13d-3 under the Exchange Act.

                             EXECUTIVE COMPENSATION

     The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation-Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act .


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Charles M. Hansen, Jr., Carson R. McKissick and Jack L. McDonald, and Mrs. Karen Gordon Mills. The Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and, based upon the recommendations of the Chief Executive Officer, the other executive officers. Under the supervision of the Committee, the Corporation has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's executives with those of its shareholders. The objectives of the Company's executive compensation program are to:

-    Support the achievement of Company strategic operating objectives.

- Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance.

- Align the executive officers' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., pay that is dependent upon Company performance).

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, restricted stock and deferred cash awards and various benefits, including medical and profit sharing plans generally available to salaried employees of the Company.

     The objective of the compensation program is to set base salary levels for the Company's executive officers relative to companies in the building products manufacturing industry and to maintain base salaries that are below the average amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. The Compensation Committee believes base salaries for the Company's executive officers in fiscal 1997 were below the average for the peer group companies.

     Annual cash incentive compensation payments to executive officers related to fiscal 1997 were awarded under a performance-based annual incentive plan (the "Annual Cash Incentive Bonus System") that made annual bonus awards based upon pre-established objectively measurable Company and individual performance criteria. The size of the awards made under the plan were established to maintain the objective of providing awards sufficient to place the total cash compensation of the executive officers at or above the average for their peer group when the Company performs in an outstanding manner in relation to the peer group.

     The Triangle Pacific Corp. 1993 Long-Term Incentive Compensation Plan (the "Long-Term Incentive Plan") was approved by the Board of Directors and the shareholders in 1993. The specific objective of the Long-Term Incentive Plan is to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. It is the Committee's intention that the size of awards made to any participant under the Long-Term Incentive Plan be in an amount that bears a relationship to the executive's organizational responsibility and such that it encourages a balanced perspective between short-term and long-term strategic decision making.

     Under the Long-Term Incentive Plan, on May 7, 1997 the Compensation Committee awarded stock options to certain officers and key employees of the Company.

     Mr. Floyd F. Sherman has served as Chairman of the Board and Chief Executive Officer of the Company since July 1992. His base salary paid in fiscal year 1997 was $400,000. Mr. Sherman's salary is reviewed annually by the Committee. Mr. Sherman's bonus for fiscal 1997 totaled $448,720. The bonus was determined in accordance with the Annual Cash Incentive Bonus System based upon pre-established criteria which were approved by the Board of Directors. The earnings performance of the Company and the Committee's analysis of Mr. Sherman's individual contribution to the achievement of the
Company's performance were also taken into consideration.   The profit sharing
and medical benefits provided to Mr. Sherman during fiscal 1997 are consistent with the benefits provided to substantially all employees of the Company, and where applicable, are shown in the Summary Compensation Table contained herein.


Members of the Compensation Committee

Jack L. McDonald, Chairman
Charles M. Hansen, Jr.
Carson R. McKissick
Karen Gordon Mills

     The following table sets forth summary compensation data for the Chief Executive Officer of the Company and each of the other four most highly-paid executive officers of the Company (collectively, the "named executive officers" for the 1997 fiscal year).


                            SUMMARY COMPENSATION TABLE
                                                               Long Term
                                Annual Compensation           Compensation
                              -------------------------    -------------------
                                                 Other     Options
                                                 Annual    (number   All other
  Name and                                      Compen-      of       Compen-
Principal Position    Year    Salary    Bonus    sation    shares)   sation(1)
------------------    ----    ------    -----   -------    -------   ---------
Floyd F. Sherman      1997   $400,000  $448,720  $45,280      --      $12,638
Chairman of the Board 1996    350,000   394,940   50,484    45,000     12,210
and Chief Executive   1995    300,000   275,000   52,070      --       12,037
Officer

M. Joseph McHugh      1997   $300,000  $352,230  $22,296      --      $12,638
President and         1996    265,000   299,026   22,106    35,000     12,206
Chief Operating       1995    225,000   200,000   25,221      --       12,037
Officer

Robert J. Symon       1997   $240,000  $281,784  $24,722      --      $12,638
Executive Vice        1996    215,000   242,606   23,151    20,000     12,203
President, Treasurer  1995    190,000   135,000   24,789      --       12,037
and Chief Financial
Officer

Michael J. Kearins    1997   $168,000  $185,842  $27,609    20,000    $12,638
Vice President        1996    160,000   169,824   26,510    20,000     12,201
                      1995    155,000   104,718   29,064      --       12,037

Charles A. Engle      1997   $178,333  $109,613  $28,980    20,000    $12,638
Vice President        1996    165,000    82,533   21,799    20,000     12,201
                      1995    123,000    84,194   23,525     --         9,496

[FN]
(1) Amounts shown for each officer consist of amounts contributed by the Company to the Company's Profit Sharing Plan and to the Company's Supplemental Profit Sharing and Deferred Compensation Plan that are allocable to such officer for fiscal 1995, 1996 and 1997.

                             OPTIONS GRANTED IN 1997
                                                          Potential realized
                                                          value at assumed
                                                          rates of stock price
                              % of                          appreciation for
                     Number   Total     Exer-    Expir-    stock option terms
                     of       Options   cise     ation    --------------------
Name                 Shares   Granted   Price    Date         5%        10%
------------------   ------   -------   -----   -------   ---------   --------
Floyd F. Sherman       --      --        --      --           --         --
M. Joseph McHugh       --      --        --      --           --         --
Robert J. Symon        --      --        --      --           --         --
Michael J. Kearins   20,000   7.2%      $28.375  5/07/07   $356,898   $904,449
Charles A. Engle     20,000   7.2%      $28.375  5/07/07   $356,898   $904,449

     The following table sets forth certain information with respect to options exercised and value realized during the 1997 fiscal year, and the unexercised options held at January 2, 1998, and the value thereof, by each of the named executive officers.

   OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT JANUARY 2, 1998
                                                 Options       Value of Unexercised
                                                 at 1/2/98        In-the-Money
                                                  (Number           Options at
                                                 of Shares)           1/2/98
                                              ---------------  --------------------
                          Shares
                          Acquired
                    Date     on
                     of     Exer     Value    Exer-    Unexer-    Exer-      Unexer-
Name                Grant   -cise   Realized  cisable  cisable  -cisable     -cisable
------------------ -------  ------  --------  -------  -------  ----------  ---------
Floyd F. Sherman   6/10/92    --       --      35,018    --     $1,081,531     --
                   2/16/94    --       --       6,300    --        118,125     --
                   3/21/94    --       --      75,000   25,000   1,457,813   $485,938
                   2/15/96    --       --      11,250   33,750     196,875    590,625

M. Joseph McHugh   6/10/92   8,600   $243,036  26,418    --     $  815,920     --
                   2/16/94    --       --       3,700    --         69,375     --
                   3/21/94    --       --      45,000   15,000     874,688   $291,563
                   2/15/96    --       --       8,750   26,250     153,125    459,375

Robert J. Symon    6/10/92   3,400   $ 93,534  28,418    --     $  877,690     --
                   2/16/94    --       --       3,700    --         69,375     --
                   3/21/94    --       --      30,000   10,000     583,125   $194,375
                   2/15/96    --       --       5,000   15,000      87,500    262,500

Michael J. Kearins 6/10/92   2,500   $ 72,838   7,076    --     $  218,542     --
                   2/16/94    --       --       2,700    --         50,625     --
                   3/21/94    --       --      26,250    8,750     510,234   $170,078
                   2/15/96    --       --       5,000   15,000      87,500    262,500
                   5/7/97     --       --        --     20,000       --       110,000

Charles A. Engle   6/10/92   1,000   $ 28,260   8,931    --     $  275,834     --
                   3/21/94    --       --      18,750    6,250     364,453   $121,484
                   2/15/96    --       --       5,000   15,000      87,500    262,500
                   5/7/97     --       --        --     20,000       --       110,000

Performance Graph

     The following graph sets forth an indication of the total shareholder return to a purchaser of Common Stock as compared to the Standard & Poor's 400 MidCap Stock Price Index and the Standard & Poor's Building Materials Industry Group Index.

            COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN (1)
        AMONG TRIANGLE PACIFIC CORP., STANDARD & POOR'S  400 MIDCAP INDEX
               AND STANDARD & POOR'S BUILDING MATERIALS INDEX











------------------------------------------------------------------------------
                        8/11/93 12/31/93  12/30/94  12/29/95  1/03/97  1/02/98
------------------------------------------------------------------------------
Company                  100      159       123       171       239     339

S&P 400 MidCap           100      106        96       128       151     196

S&P Building Materials   100      116        86       110       128     154
------------------------------------------------------------------------------

[FN]

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on August 11, 1993, the day quotations for the Common Stock were first carried on NASDAQ, in Common Stock, the Standard & Poor's 400 MidCap Stock Price Index and the Standard & Poor's Building Materials Industry Group Index.

Employment Agreements

     In March 1995, the Company entered into amended and restated employment agreements with Floyd F. Sherman, M. Joseph McHugh and Robert J. Symon, and new employment agreements with Michael J. Kearins, Charles A. Engle and five other current executive officers of the Company (each an "Employment Agreement" and collectively the "Employment Agreements"). The Employment Agreements provide for base compensation at the employees' then current annual rates through the end of 1995, with annual percentage increases not less than the percentage increase in the Consumer Price Index, as defined in the Employment Agreements. In addition, the Employment Agreements provide that the employees are entitled to participate in the Annual Cash Incentive Bonus System and all other incentive compensation plans for executive employees in effect from time to time.

     Each Employment Agreement provides for an initial employment term of three years (for Messrs. Sherman, McHugh and Symon) or two years (for Messrs. Kearins, Engle and other executive officers). On each anniversary of the effective date of the Employment Agreements (March 8, 1995), the employment term will be automatically extended for one year, unless either party gives notice not to extend. The Company may terminate the executive's employment for "cause," "total disability" or "inadequate performance," and the executive may terminate his employment for any reason within six months following a "change of control" or at any time for "good reason" (as such events permitting termination are defined in the Employment Agreements). Mr. Symon's agreement has been modified to the extent that it will remain in full force and effect except as amended to allow for his retirement on December 31, 1998, whereupon it will terminate. Thereafter, Mr. Symon will provide services for a period of five months as a consultant to the Company.

     If the Company terminates the executive's employment other than for cause, total disability, or inadequate performance, or employment of the executive terminates (other than voluntarily) within six months following a change of control, or if the executive terminates employment for good reason, the Company is required to pay the executive certain amounts, including a lump sum cash payment equal to three times (for Messrs. Sherman, McHugh and Symon) or two times (for the other executives) the executive's average annual compensation for the preceding five years and certain benefits under the incentive compensation plans. If the Company terminates the executive's employment for inadequate performance, or if the executive voluntarily terminates employment following a change of control, the Company is required to pay the executive certain amounts, including a lump sum cash payment equal to two times (for Messrs. Sherman, McHugh and Symon) or one and one-half times (for the other executives) the executive's average annual compensation and certain benefits under the incentive compensation plans. If any executive's employment is terminated by reason of death or total disability, the executive or his estate is entitled to receive a lump sum payment equal to the sum of
(i) one year's base salary plus (ii) the incentive compensation that would have accrued to the executive's benefit at the end of the year of termination had his employment continued until then.

     In addition, if the Company terminates the executive's employment (other than for cause, total disability or inadequate performance), or if the executive terminates employment for good reason, or if a change of control occurs during the term of the Employment Agreements, (i) all stock options and other awards the executives hold under any Company incentive compensation or benefit plans will become fully vested and exercisable or their market value payable and (ii) the executive will have the right to sell to the Company any or all shares of Common Stock held by the executive at market value. The total payments to be received by the executive following a change of control are restricted to the maximum amount which could be deducted by the Company for federal income tax purposes.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that all
Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.

                              APPROVAL OF AUDITORS

     The Finance/Audit Committee of the Board of Directors has selected, and the Board of Directors has approved, Arthur Andersen LLP as the principal independent auditor to audit the financial statements of the Company for fiscal year 1998, subject to ratification by the shareholders. If the shareholders do not approve the selection of Arthur Andersen LLP, the selection of another independent auditor will be considered by the Finance/Audit Committee.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR approval of this selection.



                  SHAREHOLDER PROPOSALS AND OTHER MATTERS

     Shareholder proposals for inclusion in the Company's proxy materials in connection with the 1999 Annual Meeting of shareholders must be received by the Company at its office in Dallas, Texas, addressed to the Secretary of the Company, no later than December 3, 1998.

     The cost of solicitation of proxies will be borne by the Company. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

     The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.


     THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 1997 ANNUAL REPORT. COPIES OF THE COMPANY'S 1997 FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO PAUL L. BARRETT, SECRETARY, TRIANGLE PACIFIC CORP., 16803 DALLAS PARKWAY, DALLAS, TEXAS 75248.

                                       TRIANGLE PACIFIC CORP.

                                           Floyd F. Sherman
                                         Chairman of the Board
                                       and Chief Executive Officer
Dallas, Texas
April 2, 1998

[Proxy Card]




                                TRIANGLE PACIFIC CORP.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                            WITHHOLD
                           AUTHORITY
             FOR all      to vote for           FOR all nominees, except
             nominees     all nominees    vote withheld for those named below:
               [ ]            [ ]                        [ ]

     --------------------
      Nominee Exceptions


1.   Election of Directors
     Nominees: David R. Henkel, Karen Gordon Mills,
     Carson R. McKissick

                                     FOR         AGAINST        ABSTAIN
                                     [ ]           [ ]            [ ]


2. Approval of appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 1, 1999.


3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment or postponement thereof.

                                     FOR         AGAINST        ABSTAIN
                                     [ ]           [ ]            [ ]



The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

----------------------------------------------------------------
     Signature(s)                                    Date

----------------------------------------------------------------
     Signature(s)                                    Date

This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                           TRIANGLE PACIFIC CORP.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Floyd F. Sherman, M. Joseph McHugh and Paul L. Barrett, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Triangle Pacific Corp. (the "Company") standing in the name of the undersigned on March 23, 1998, at the annual meeting of shareholders to be held on May 5, 1998 at 9:00 a.m. at Dallas, Texas, and at any adjournment or postponement thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEMS 1 AND 2, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.








IMPORTANT:  TO BE SIGNED AND DATED ON THE REVERSE SIDE